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                                                                  Exhibit (J)(2)

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated October 20, 2000, relating to the financial statements and financial highlights of the n/i numeric investors Micro Cap Fund, n/i numeric investors Growth Fund, n/i numeric investors Mid Cap Fund, n/i numeric investors Small Cap Value Fund, Boston Partners Large Cap Value Fund, Boston Partners Mid Cap Value Fund, Boston Partners Small Cap Value Fund II, Boston Partners Long/Short Equity Fund, Boston Partners Bond Fund, Money Market Portfolio, Municipal Money Market Portfolio, Government Obligations Money Market Portfolio, Bogle Investment Management Small Cap Growth Fund and Schneider Small Cap Value Fund, separately managed portfolios of The RBB Fund, Inc. (the "Fund"), which appear in the Annual Reports to Shareholders of the Fund for the year ended August 31, 2000. We also consent to the references to us under the headings "Financial Highlights" in the Prospectuses and under the headings "Miscellaneous-Independent Accountants" and "Financial Statements" in the Statements of Additional Information in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP


Philadelphia, Pennsylvania
December 27, 2000